Exhibit 99.2

Command Center, Inc.

Condensed Combined
Pro Forma Financial Information
(unaudited)

For the Year
Ended December 30, 2011

Table of Contents

Introduction

On January 4, 2012 (effective January 1, 2012), Command Center, Inc., (“CCNI”) through its wholly-owned and newly formed subsidiary Disaster Recovery Services, Inc., entered into an asset purchase agreement (the “Agreement”), with DR Services of Louisiana, LLC (“DRS, LLC”) a Louisiana limited liability company, and Environmental Resource Group, LLC, (“ERG, LLC”) a Louisiana limited liability company. Under the terms of the Agreement, CCNI acquired substantially all of DRS, LLC’s assets in exchange for $300,000 ($150,000 of which was paid at closing and $150,000 to be paid in six subsequent monthly installments of $25,000) and 1.5 million shares of CCNI restricted common stock valued at $390,000. There is also a contingent fee due of up to an additional 1.5 million shares of CCNI restricted common stock based on certain enumerated operating performance standards over the next 2 years, which was valued at $851,727. The amounts of the assets acquired at the acquisition date include tangible property valued at $90,015, other identifiable intangible assets valued at $644,926, and goodwill of $806,786.

The fair value of the 1.5 million shares issued was determined based on the closing price of CCNI’s common stock on the date of issuance. The fair value of the contingent shares to be issued was determined based upon a binomial model where CCNI’s management estimated future amounts of variables in the formula that determines the number of shares to be issued.

As part of the Agreement, the owners of DRS, LLC entered into employment agreements with CCNI with a term of one year in which CCNI agreed to pay them an annual salary, performance related bonuses, and a vehicle allowance. Also as part of the Agreement, the owners of DRS, LLC entered into non-compete agreements with a term of two years.

The condensed combined pro forma financial information is presented as if the acquisition date had been January 1, 2011 (the first day of CCNI’s 2011 fiscal year) and is as of, and for the fiscal year ended, December 30, 2011.

Command Center, Inc.
Condensed Combined Pro Forma
Balance Sheets (unaudited)

ASSETS Current Assets	CCNI Dec. 30, 2011	DRS, LLC Dec. 31, 2011	Note	Adjustments	Pro Forma Dec. 30, 2011
Cash	$1,131,296	$115,047	A	$6,892	$1,131,296
			C	(121,939)
Accounts receivable, net of allowance for bad debt	2,160,072	895,312	A	5,002	2,111,218
			C	(900,314)
			D	(48,854)
Prepaid expenses, deposits and other	396,908	-		-	396,908
Prepaid workers' compensation	27,632	-		-	27,632
Accounts receivable - related party	-	39,958	C	(39,958)	-
Other receivables - current	11,028	3,934	A	34,894	11,028
			C	(3,934)
			D	(34,894)
Current portion of workers' compensation deposits	798,000	-		-	798,000
Deferred tax asset	912,195	-		-	912,195
Total Current Assets	5,437,131	1,054,251		(1,103,105)	5,388,277

Property and Equipment - Net	383,014	90,805	B	(790)	473,029

Other Assets
Workers' compensation risk pool deposit, less current portion	130,834	-		-	130,834
Goodwill	2,500,000	-	B	806,786	3,306,786
Intangible assets - net	46,834	-	B	644,926	691,760
Total Other Assets	2,677,668	-		1,451,712	4,129,380

Total Assets	$8,497,813	$1,145,056		$347,817	$9,990,686

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$900,174	$15,771	C	$(15,771)	$900,174
Checks issued and payable	169,738	-		-	169,738
Other current liabilities	558,821	37,406	C	(2,512)	509,967
			D	(34,894)
			D	(48,854)
Accrued wages and benefits	785,665	-		-	785,665
Current portion of notes payable, net		85,400	C	(85,400)	-
Note payable - related party		50,109	C	(50,109)	-
Current portion of workers' compensation claims liability	1,186,661	-		-	1,186,661
Total Current Liabilities	3,601,059	188,686		(237,540)	3,552,205

Long-Term Liabilities
Warrant liabilities	983,415	-		-	983,415
Workers' compensation claims liability, less current portion	2,148,675	-		-	2,148,675
Total Long-Term Liabilities	3,132,090	-		-	3,132,090

Total Liabilities	6,733,148	188,686		(237,540)	6,684,294

Stockholders' Equity
Common stock - 100,000,000 shares, $0.001 par value	57,606	-	B	1,500	59,106
Additional paid-in capital	54,952,803		B	1,540,227	55,489,872
	-		C	(1,003,158)
Accumulated deficit	(53,245,744)	956,370	A	46,788	(52,242,586)
Total Stockholders' Equity	1,764,664	956,370		585,357	3,306,392

Total Liabilities and Stockholders' Equity	$8,497,813	$1,145,056		$347,817	$9,990,686

See accompanying notes to condensed combined pro forma financial statements.

Command Center, Inc.
Condensed Combined Pro Forma
Statements of Operations (unaudited)

	CCNI	DRS, LLC
	Fiscal Year Ended				Pro Forma
	Dec. 30, 2011	Dec. 31, 2011	Note	Adjustments	Dec. 30, 2011
Revenue	$81,920,997	$4,990,161	A	$378,419	$87,237,048
			D	$(52,529)
Cost of staffing services	63,279,204	3,736,143	A	322,576	67,285,394
			D	(52,530)
Gross Profit	18,641,793	1,254,018		55,843	19,951,655

Selling, general and administrative expenses	17,314,170	924,264	A	9,055	18,247,489
Depreciation and amortization	441,087	-		-	441,087
Income (Loss) From Operations	886,536	329,754		46,788	1,263,079
Interest expense and other financing expense	(1,124,197)	(25,215)		-	(1,149,412)
Change in fair value of warrant liability	179,369	-		-	179,369
Net Income before income taxes	(58,292)	304,539	A	46,788	293,036
Provision for income tax	912,195	-		-	912,195
Net Income (Loss)	$853,903	$304,539		$46,788	$1,205,231

Net Income (Loss) per Share:
Basic	$0.02	$0.20			$0.02
Diluted	$0.01	$0.20			$0.02

Weighted average common shares outstanding:
Basic	56,859,426	1,500,000			58,359,426
Diluted	61,367,518	1,500,000			62,867,518

See accompanying notes to condensed combined pro forma financial statements.

Command Center, Inc.
Notes to Condensed Combined
Pro Forma Financial Statements
December 30, 2011

NOTE A – CONTRACT ALLOCATIONS

The owners of DRS, LLC ran certain contracts through ERG, LLC based upon workers’ compensation requirements. These contracts resulted in ERG, LLC having revenue of $378,419, cost of staffing services of $322,576, and other costs of $9,055 resulting in net income of $46,788. These contracts also resulted in ERG, LLC having cash of $6,892, accounts receivable of $5,002, and other receivables of $34,894 at year end. These amounts in the adjustments column relate to the resulting account balances related to ERG.

NOTE B – ACQUISITION OF ASSETS AND ACTIVITIES

The amounts of the assets acquired by CCNI in the acquisition include tangible property valued at $90,015, other identifiable intangible assets valued at $644,926, and goodwill of $806,786. The $790 adjustment in net property and equipment is the difference between DRS, LLC’s net book value and what the fair value of the property was determined to be when acquired. The increase in equity is due to the owners of DRS, LLC being issued 1.5 million shares of CCNI restricted common stock in connections with the acquisition and resulting valuation of the assets acquired.

NOTE C – ELIMINATIONS UNDER THE ACQUISITION AGREEMENT

Not all of the assets and liabilities of DRS, LLC and ERG, LLC were acquired or assumed by CCNI in the acquisition. Assets not acquired include cash attributable to DRS, LLC and ERG, LLC of $115,047 and $6,892, respectively, accounts receivable attributable to DRS, LLC and ERG, LLC of 895,312 and 5,002, respectively, related party receivable attributable to DRS, LLS of $39,958, and other receivables attributable to ERG, LLC of $3,934. Liabilities not assumed include other current liabilities attributable to DRS, LLC of $2,512, note payable attributable to DRS, LLC of $85,400, and note payable – related party attributable to DRS, LLC of $50,109.

NOTE D – INTERCOMPANY ELIMINATIONS

In late 2011, CCNI and DRS, LLC began utilizing the services of each other. Due to this relationship, DRS, LLC reported revenue and CCNI reported cost of sales of $52,529. This relationship also resulted in CCNI having a liability to DRS, LLC and DRS, LLC having a receivable from CCNI of $48,854. Also in 2011, DRS, LLC utilized the service of ERG, LLC. This resulted in ERG, LLC having a receivable from DRS, LLC and DRS, LLC having a liability to ERG, LLC of $34,894. These amounts in the adjustments column relate to the elimination of inter-company transactions that would have been eliminated upon consolidation.